UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On September 28, 2022, BCB Bancorp, Inc. (the “Company”), the holding company for BCB Community Bank (the “Bank”), issued a press release (the “Press Release”) reporting that effective September 26, 2022, Jawad Chaudhry was appointed Chief Financial Officer of the Company and the Bank. From May 2015 until April 2022, Mr. Chaudhry served as Executive Vice President, Head of FP&A, Corporate Finance & Strategy for Investors Bank, which was acquired by Citizens Financial Group, Inc. in April 2022. Investors Bancorp, Inc., the parent company of Investors Bank, was a reporting company under the Securities Exchange Act of 1934. From June 2014 to May 2015, Mr. Chaudhry served as a Vice President of Corporate Development for Prudential Financial. From December 2010 to June 2014, Mr. Chaudhry served as Senior Vice President, FIG Investment Banking for Jefferies.

Mr. Chaudhry does not have an interest requiring disclosure under Items 401(d) or 404(a) of SEC Regulation S-K.

The employment agreement entered into by Mr. Chaudhry with the Company and the Bank is described below.

A copy of the Press Release announcing Mr. Chaudhry’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02

Compensatory Arrangements of Certain Officers

On September 26, 2022, BCB Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, BCB Community Bank (the “Bank”), entered into employment agreements with Thomas M. Coughlin, the Chief Executive Officer and President of the Company and the Bank, and Jawad Chaudhry, the new Chief Financial Officer of the Company and the Bank.

Employment Agreement with CEO. Mr. Coughlin’s employment agreement amends and restates his employment agreement dated February 24, 2020. The new agreement was made retroactively effective as of September 1, 2022, for a three-year term ending on August 31, 2024. The agreement will automatically renew for an additional three years unless the Bank or Mr. Coughlin provides written notice of termination of the agreement to the other party no less than 90 days prior to the expiration of the term or until such time as either party terminates the agreement. The agreement provides Mr. Coughlin with an annual base salary of $585,000 for the 2022 calendar year. This base salary is subject to annual review and adjustment commensurate with compensation of similar executives of similarly sized financial institutions located in the same geographic region. He will also be entitled to discretionary performance bonuses annually of up to 50% of his base salary and other incentive compensation and bonus plans or arrangements of the Bank. In addition, he is entitled to participate in the employee benefit plans offered by the Bank and will be reimbursed for business expenses incurred. The Bank will also provide him with life, medical, dental and disability coverage.

In the event of the involuntary termination of his employment by the Bank prior to a change in control of the Company or the Bank for reasons other than cause, disability or death, Mr. Coughlin will receive a cash lump sum payment equal to his base salary through the remaining term of the agreement. In addition, he will receive continued life insurance coverage and non-taxable medical and dental insurance coverage under the same terms and conditions immediately prior to his termination that will cease upon the earlier of (A) the later of one (1) calendar year or the end of the term of the employment agreement; (B) the date on which substantially comparable coverage is made available to him through subsequent employment; or (C) the date he becomes eligible for Medicare coverage.

Upon the occurrence of a change in control of the Company or the Bank, Mr. Coughlin will receive a lump sum payment equal to 2.99 times an amount equal to the sum of (i) his annual base salary at the time of a change in control, and (ii) an amount equal to the annual bonus paid to him during the most recent prior year in which he received a bonus. This payment will be paid within thirty days following the date of the change in control. However, the change in control payments would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Except in the case of a separation from service following a change in control, the employment agreement provides that for a period of one year following his separation from service, Mr. Coughlin will not (i) cause any employee of the Bank to terminate his or her employment and accept employment or become affiliated with any business whatsoever which competes with the business of the Bank, or (ii) cause any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

Employment Agreement with CFO. Mr. Chaudhry’s agreement will automatically renew for an additional 12 calendar months unless the Bank provides written notice of termination of the agreement no less than 90 days prior to the expiration of the term. It provides Mr. Chaudhry with an annual base salary of $350,000 for the 2022 calendar year. He will also be entitled to discretionary annual performance bonuses of up to 50% of his base salary and to participate in other incentive compensation and bonus plans or arrangements of the Bank. In addition, Mr. Chaudhry is entitled to participate in the employee benefit plans offered by the Bank and will be reimbursed for business expenses incurred. The Bank will also provide him with life, medical, dental and disability coverage.

Under Mr. Chaudhry’s employment agreement, in the event of involuntary termination of employment prior to a change in control of the Company or the Bank for reasons other than cause, disability or death, he will receive a cash lump sum payment equal to his base salary through the remaining term of the agreement. In addition, he will receive continued life insurance coverage and non-taxable medical and dental insurance coverage under the same terms and conditions that exist immediately prior to his termination, which will cease upon the earlier of (A) the later of one (1) calendar year or the end of the term of the employment agreement; (B) the date on which substantially comparable coverage is made available to him through subsequent employment; or (C) the date he becomes eligible for Medicare coverage.

If within two years after the occurrence of a change in control of the Company or the Bank, Mr. Chaudhry’s employment is terminated by the Bank (or its successor) without cause or the executive voluntarily terminates for Good Reason (as defined in the agreement), he will receive a lump sum payment equal to two (2) times his annual base salary at the time of a change in control. This payment will be paid within thirty days following the date of the termination of employment. The change in control payments would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Except in the case of a separation from service following a change in control, Mr. Chaudhry’s employment agreement provides that for a period of one year following his separation from service, he will not (i) cause any employee of the Bank to terminate his or her employment and accept employment or become affiliated with any business whatsoever which competes with the business of the Bank, or (ii) cause any customer of the Bank to terminate an existing business or commercial relationship with the Bank

Exhibits. The foregoing description is qualified in its entirety by reference to the employment agreements attached hereto as Exhibits 10.1 and 10.2 which are incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report.

Exhibit Number	Description

10.1	Employment Agreement between BCB Bancorp, Inc., BCB Community Bank and Thomas Coughlin, effective September 1, 2022

10.2	Employment Agreement between BCB Bancorp, Inc. and BCB Community Bank and Jawad Chaudhry, dated September 26, 2022

99.1	Press Release dated September 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: September 28, 2022	By:	/s/ Ryan Blake
Ryan Blake
Senior Vice President, Chief Operating Officer
(Duly Authorized Representative)

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